Exhibit 10.1

Execution Version

AMENDMENT TO

CONTRIBUTION, PURCHASE AND SALE AGREEMENT

Dated as of December 12, 2013

AMENDMENT TO CONTRIBUTION, PURCHASE AND SALE AGREEMENT

This AMENDMENT TO CONTRIBUTION, PURCHASE AND SALE AGREEMENT (this “Amendment”), dated as of December 12, 2013 is made by and among Seadrill Limited, a Bermuda exempted company (“Seadrill”), Seadrill Partners LLC, a Marshall Islands limited liability company (the “Company”), Seadrill Operating LP, a Marshall Islands limited partnership (“Seadrill Operating”), Seadrill Capricorn Holdings LLC, a Marshall Islands limited liability company (“Seadrill Capricorn Holdings”), and Seadrill Americas Inc., a Texas corporation (“Seadrill Americas”). The above-named entities are sometimes referred to in this Agreement each as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, the Parties entered into a Contribution, Purchase and Sale Agreement dated as of December 2, 2013 (the “Contribution, Purchase and Sale Agreement”); and

WHEREAS, the Parties desire to replace Exhibit I to the Contribution, Purchase and Sale Agreement and to amend Section 8.1(c) of the Contribution, Purchase and Sale Agreement to provide that, effective as of the Closing Date, (i) Seadrill and Seadrill Capricorn Holdings will enter into an intercompany loan agreement relating to the West Sirius Credit Facility, and (ii) Seadrill and Seadrill Leo will enter into an intercompany loan agreement relating to the West Leo Credit Facility, in each case substantially in the form of the applicable agreement attached as Exhibit I to this Amendment;

AGREEMENT

NOW THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the Parties hereby agree as follows:

1. Except as expressly set forth herein, all capitalized terms in this Amendment shall have the meaning assigned to such terms in the Contribution, Purchase and Sale Agreement.

2. Section 8.1(c) of the Contribution, Purchase and Sale Agreement shall be amended and restated in its entirety as follows:

(c) Each of Seadrill Capricorn Holdings and Seadrill Leo shall have entered into the intercompany loan agreement relating to the West Sirius Credit Facility and the West Leo Credit Facility, respectively, substantially in the form of the applicable agreement set forth in Exhibit I to this Amendment.

3. Exhibit I to the Contribution, Purchase and Sale Agreement shall be replaced in its entirety by Exhibit I to this Amendment.

4. The Parties hereby reconfirm and ratify all terms and conditions of the Contribution, Purchase and Sale Agreement except as expressly amended hereby.

IN WITNESS WHEREOF, the parties to this Amendment have caused it to be duly executed as of the date first above written.

SEADRILL LIMITED

By:	/s/ Rune Magnus Lundetræ
Name:	Rune Magnus Lundetræ
Title:	Authorized Person

SEADRILL PARTNERS LLC

By:	/s/ Graham Robjohns
Name:	Graham Robjohns
Title:	Chief Executive Officer

SEADRILL OPERATING LP

By:	Seadrill Operating GP LLC, its general partner

By:	/s/ Rune Magnus Lundetræ
Name:	Rune Magnus Lundetræ
Title:	President

SEADRILL CAPRICORN HOLDINGS LLC

By:	/s/ Robert Hingley-Wilson
Name:	Robert Hingley-Wilson
Title:	Director

SIGNATURE PAGE

TO

AMENDMENT TO CONTRIBUTION, PURCHASE AND SALE AGREEMENT

SEADRILL AMERICAS INC.

By:	/s/ Rune Magnus Lundetræ
Name:	Rune Magnus Lundetræ
Title:	Authorized Person

SIGNATURE PAGE

TO

AMENDMENT TO CONTRIBUTION, PURCHASE AND SALE AGREEMENT

EXHIBIT I

INTERCOMPANY LOAN AGREEMENTS

EXHIBIT I

TO

AMENDMENT TO CONTRIBUTION, PURCHASE AND SALE AGREEMENT

LOAN AGREEMENT

This loan agreement (the “Agreement”) is entered into on this 13th day of December, 2013 by and between:

(1)	SEADRILL LIMITED of Par-la-Ville Place, 14 Par-la-Ville Road, Hamilton HMGX, Bermuda (the “Lender”);

(2)	SEADRILL LEO LTD. of Par-la-Ville Place, 14 Par-la-Ville Road, Hamilton HMGX, Bermuda (the “Borrower”); and

(3)	SEADRILL OPERATING LP of Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH 96960 (“OPCO”)

(hereinafter	collectively referred to as the “Parties” and, individually, as a “Party”).

BACKGROUND:

(A)	The Lender is, as of the date hereof, the owner of all of the shares in the Borrower (the “Shares”).

(B)	The Borrower is the owner of the drilling rig named “West Leo” (the “Rig”).

(C)	The Rig is financed under a USD 1,120,930,000 Senior Secured Credit Facility Agreement dated 31 January 2011 (as amended, the “Loan Agreement”) made between (1) the Lender, as borrower, (2) the Borrower and the other rig owners set forth on Schedule 2 thereto, as joint and several guarantors, (3) the banks and financial institutions set forth on Schedule 1 thereto, together with their assignees and transferees (the “Banks”), (4) Lloyds TSB Bank plc, as issuing bank, and (5) Lloyds TSB Bank plc, as facility agent, security agent, and mandated lead arranger (the “Agent”).

(D)	The Borrower has, as per Clause 20 of the Loan Agreement, guaranteed (the “Guarantee”) the obligations and liabilities of the Obligors (as defined in the Loan Agreement) under the Finance Documents (as defined in the Loan Agreement, hereinafter the “Finance Documents”) (the “Secured Obligations”).

(E)	The Borrower has further provided security for the Secured Obligations by way of (i) a first priority mortgage over the Rig, (ii) a first priority assignment of its earnings, charterparties and insurances and (iii) a first priority assignment of its earnings accounts (collectively, the “Security Documents”).

(F)	Seadrill Partners LLC (the “MLP”) owns thirty percent (30%) of the limited partnership interests in OPCO.

(G)	Pursuant to the following series of transactions (the “Restructuring”) provided for in the contribution, purchase and sale agreement, as amended (the “CSPA”), entered into among the Lender, OPCO, the MLP and certain other affiliates of the Lender, OPCO will become the owner of all of the Shares: (i) the Lender will sell to the MLP thirty percent (30%) of the Shares together with certain shares in an affiliate of the Borrower for an aggregate cash purchase price of USD 229.35 million, (ii) the MLP will contribute the Shares so purchased to OPCO, and (iii) the Lender will contribute the remaining 70% of the Shares that it owns to OPCO.

(H)	The Lender has, as per the terms of the Loan Agreement, requested the consent of the Banks to the Restructuring and, in so doing, also requested that the terms of the Finance Documents be amended and supplemented to reflect the revised ownership structure of the Borrower, such amendments being set out in a side letter to the Loan Agreement (the “Side Letter”).

(I)	An additional change to the terms of the Loan Agreement and the Security Documents requested by the Parties to be reflected in the Side Letter is a limitation of the Borrower’s obligations under the Guarantee to such part of the principal outstanding under the Finance Documents as is attributable to the Rig together with a corresponding part of any and all interest, fees, costs and expenses payable by the Lender to the Banks and the Agent thereunder from time to time and a corresponding limitation in the amount secured by the Security Documents.

(J)	The Lender and the Agent (on behalf of the Banks) have, based on the aggregate market value of the drilling rigs securing the amount outstanding under the Loan Agreement, agreed, in order to accommodate the request referred to in Recital (I), that the Borrower’s pro rata “share” of the obligations of the Lender and the other Obligors under the Loan Agreement is [ ]% (the “Rig’s Portion”).

(K)	Pursuant to the terms of the Side Letter, OPCO shall execute in favour of the Security Agent a replacement share charge in substantially the same form as the share charge previously executed by the Lender in respect of the shares in the Borrower (the “New Share Charge”).

(L)	References in this Agreement to the Loan Agreement, the Security Documents and/or the Finance Documents shall, unless otherwise specified, be to the Loan Agreement, the Security Documents and/or the Finance Documents as amended by the Side Letter and as subsequently amended from time to time.

(M)	USD 485.5 million of the amount currently outstanding under the Loan Agreement was drawn by the Lender and applied to finance the Rig (such outstanding amount, the “West Leo Principal”).

(N)	The West Leo Principal is outstanding to the Borrower as a shareholder loan (the “Shareholder Loan”).

NOW THEREFORE, it is hereby agreed as follows:-

5.	the loan

(a)	The Lender hereby confirms that the Shareholder Loan shall be outstanding as a long term shareholder loan to the Borrower on the terms set forth herein (the outstanding principal amount of which at any time shall be referred to as the “Loan” in the following).

(b)	The Parties agree that the Loan shall be considered as disbursed on 31 January 2011 (the “Loan Disbursement Date”).

6.	the consideration

(a)	The Borrower agrees, as consideration for the Loan, to:

(i)	continue to provide the Guarantee as security for the Secured Obligations on the terms set forth in Clause 3 below;

(ii)	continue to provide the security set forth in the Security Documents for the Secured Obligations on the terms set forth in Clause 4 below; and

(iii)	compensate the Lender as per the principles set forth in Clause 5 below.

(b)	Further, the Borrower agrees to become party to such further amendments to the Loan Agreement and the Security Documents as shall be required by the Lender to document the terms which shall apply to the amount outstanding thereunder following the completion of the Restructuring.

7.	the guarantee

(a)	The Borrower undertakes to continue to provide the Guarantee on the terms currently in effect notwithstanding the completion of the Restructuring.

(b)	The Borrower’s continuation of the Guarantee following the completion of the Restructuring is subject to its obligations thereunder being limited to the Rig’s Portion of the amount from time to time outstanding under the Finance Documents. This limitation shall be reflected in the Side Letter.

(c)	The Lender undertakes to procure the release of the Borrower from its obligations under the Guarantee as and when all amounts outstanding under the Finance Documents have been repaid.

8.	the security

(a)	The Borrower undertakes to continue to provide the security set forth in the Security Documents on the terms currently in effect notwithstanding the completion of the Restructuring.

(b)	The Borrower’s continuation of the security set forth in the Security Documents following the completion of the Restructuring is subject to the amount secured thereby being limited to the Rig’s Portion of the amount from time to time outstanding under the Finance Documents. This limitation shall be documented as prescribed in the Side Letter in amendments to each of the Security Documents or, as the case may be, new security documents replacing the same.

(c)	The Lender procures that all of the security provided by the Borrower under the Security Documents or any new security documents to be provided by the Borrower shall be released (and the recordation of the security interest in favour of the Banks terminated) upon the repayment by the Lender of all amounts outstanding under the Finance Documents.

9.	compensation

(a)	The Borrower shall, with effect from the Loan Disbursement Date, pay interest on the Loan at a rate of LIBOR (for three month interest periods) plus a margin of 3.00% p.a.

Interest accrued shall be payable quarterly in arrears on demand from the Lender. If no demand is received, accrued interest shall be added to the Loan at the relevant interest payment date.

(b)	With effect from the date of transfer of the Shares to OPCO pursuant to the transactions provided for in the CSPA (the “Effective Date”), the obligation set forth in Clause 5.1 shall be substituted by an obligation to pay, on the due dates for payment therefor set forth in the Loan Agreement, such part of the accrued interest, fees, costs and expenses payable by the Lender pursuant to the Loan Agreement as corresponds to the West Leo Principal.

(c)	All such payments shall be made directly to the Agent (for the account of the Lender) at such dates and in such form as complies with the terms of the Loan Agreement.

The Lender shall keep the Borrower fully informed of the relevant payment dates and amounts as per the above.

The Borrower shall confirm to the Lender that each payment as aforesaid is made by providing the Lender with a copy of the relevant transfer documentation reflecting the amount paid and the date of payment.

10.	repayment

(a)	Effective from the Loan Disbursement Date, the Borrower shall repay the Loan plus any accrued interest thereon on demand from the Lender.

Such demand shall be made in writing with no less than 90 days’ notice.

(b)	Effective from the Effective Date, the Borrower’s obligation as per Clause 6.1 shall be suspended and replaced by an obligation to pay such part of the instalments due from the Lender to the Banks under the Loan Agreement as corresponds to the West Leo Principal.

(c)	Such instalments shall be made directly to the Agent (for the account of the Lender) at such dates and in such form as complies with the provisions of the Loan Agreement.

The Lender shall keep the Borrower advised of each payment date for instalments under the Loan Agreement and the amount due as per the above.

The	Borrower shall advise the Lender of all payments made as per the above.

(d)	The Borrower shall, in the event:

(i)	an event of default (howsoever described) occurs under the Loan Agreement and the Agent, on this basis, accelerates the Lender’s payment obligations thereunder; or

(ii)	a mandatory prepayment obligation (as prepayment in part or in full) occurs under the Loan Agreement;

repay the Loan in full by making payment directly to the Agent (for the account of the Lender) in accordance with the provisions set forth in Clause 6.2.

(e)	The Borrower shall, upon 10 days’ written notice, be entitled to prepay the Loan in full, provided that a corresponding amount is due and payable as a voluntary prepayment by the Lender under the Loan Agreement.

Such prepayment shall be made directly to the Agent (for the account of the Lender) in accordance with the provisions set forth in Clause 6.2 above.

(f)	Any release of the Borrower from its obligations under the Guarantee and/or the Security Documents following prepayment as per Clause 6.4 or Clause 6.5 shall be subject to the prior written consent of the Banks to the same being done with such effect.

(g)	Any payments made by the Borrower hereunder to the Lender purporting to reduce the principal amount of the Loan shall, until the Borrower has been released from the Guarantee, not take effect (but be considered a short term, subordinated loan to the Lender) if made in any manner other than as described in Clauses 6.2 to 6.5 above.

11.	payments

(a)	The Borrower shall make all payments due hereunder to the Lender or, as the case may be, the Banks, free from all deductions, set-off, counterclaim or other deduction whatsoever save as may be required by applicable law.

(b)	If the Borrower is required by law to make a payment that is subject to the deduction or withholding of taxes, the sum payable by the Borrower (in respect of which such deduction or withholding is required to be made) shall be increased to the extent necessary to ensure that the Banks and/or the Lender (as the case may be) receives a sum net of any deduction or withholding equal to the sum which it would have received had no such deduction or withholding been made or required to be made.

(c)	The Parties acknowledge that the Lender may decide to meet its obligations under the Loan Agreement by utilising other funds and revenue than such as will be due from the Borrower to the Lender hereunder. The Borrower shall, in such event, be immediately notified thereof, such notice specifying how the Loan (or any part thereof) shall be serviced and repaid in the alternative.

The Borrower acknowledges that such a decision by the Lender will not influence the Borrower’s obligations under the Guarantee or the Security Documents.

12.	Security

(a)	The obligations of the Borrower hereunder to Lender will not be secured by any mortgage, pledge or other security.

13.	Status of the loan

(a)	The Loan shall rank pari passu with all other ordinary debt of the Borrower, but shall be subordinated in all respects to, and rank after, the Borrower’s obligations under the Guarantee and the Security Documents.

14.	Default

(a)	Each of the events or circumstances set out below constitutes an event of default (“Event of Default”):

(i)	the Borrower fails to pay any sum payable under this Agreement when due unless its failure to pay is caused by administrative or technical error and payment is made within three business days of the due date;

(ii)	the Borrower fails to comply with any of its obligations under this Agreement or any Finance Document;

(iii)	the Borrower becomes insolvent, is unable or admits inability to pay its debts as they fall due, suspends making payments on any of its debts or, by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors with a view to rescheduling any of its indebtedness; or

(iv)	any corporate action, legal proceedings or other procedure or step is taken in relation to bankruptcy or insolvency proceedings in respect of the Borrower, the winding up or dissolution of the Borrower (save for the purposes of a solvent reorganization), the enforcement of security over any of the Borrower’s assets or any enforcement of any debts of the Borrower.

(b)	On and at any time after the occurrence of an Event of Default the Lender may, by notice to the Borrower:

(i)	declare the Loan, together with accrued interest, and all other amounts accrued or outstanding under this Agreement to be immediately due and payable, whereupon they shall become immediately due and payable; and/or

(ii)	exercise any or all of its rights, remedies and powers under this Agreement or otherwise.

15.	Miscellaneous

(a)	The Borrower acknowledges that its obligations to the Banks and the Agent under the Guarantee and the Security Documents will remain irrespective of the terms set forth herein and/or the Borrower’s compliance with the same.

(b)	The express provisions in this Agreement shall be without prejudice to any other rights and remedies available to the Lender by law.

(c)	No failure or delay by the Lender in exercising any right under the terms of this Agreement shall act as a waiver hereof.

16.	New share charge

(a)	As consideration for Lender agreeing to provide the Loan to the Borrower, OPCO agrees to provide the New Share Charge as security for the Secured Obligations.

(b)	The Lender undertakes to procure the release of OPCO from its obligations under the New Share Charge as and when all amounts outstanding under the Finance Documents have been repaid.

17.	Indemnity

(a)	The Lender undertakes to indemnify and hold harmless each of the Borrower and OPCO against any liability incurred by them under the Guarantee, the Security Documents or the New Share Charge.

(b)	Subject to Clause 13.3, the Lender shall be entitled to set off any claim (by either of the Borrower or OPCO) for indemnification pursuant to Clause 13.1 against any claim it may have against either of the Borrower or OPCO, including but not limited to under this Agreement or the CSPA.

(c)	Any claims for indemnification pursuant to Clause 13.1 shall rank pari passu with all other ordinary debt of the Lender, but shall be subordinated in all respects to, and rank after, the Lender’s obligations under the Finance Documents.

18.	GOVERNING LAW

(a)	This Agreement shall be governed by and construed in accordance with Norwegian law.

(b)	The Parties submit to the non-exclusive jurisdiction of the courts of Oslo, Norway in respect of any dispute arising out of this Agreement.

For and on behalf of SEADRILL LIMITED Signature: Name in block letters: Robert Hingley-Wilson Title: Authorized Person	For and on behalf of SEADRILL LEO LTD. Signature: Name in block letters: Rune M. Lundetræ Title: Authorized Person

For and on behalf of SEADRILL OPERATING LP Signature: Name in block letters: Rune M. Lundetræ Title: President, Seadrill Operating GP LLC

LOAN AGREEMENT

This loan agreement (the “Agreement”) is entered into on this 13th day of December, 2013 by and between:

(4)	SEADRILL LIMITED of Par-la-Ville Place, 14 Par-la-Ville Road, Hamilton HMGX, Bermuda (the “Lender”); and

(5)	SEADRILL CAPRICORN HOLDINGS LLC of Building 11, 2nd Floor, Chiswick Business Park, 566 Chiswick High Road, London W4 6YS (the “Borrower”)

(hereinafter collectively referred to as the “Parties” and, individually, as a “Party”).

BACKGROUND:

(O)	The Lender is, as of the date hereof, the owner of all of the ownership interests (hereinafter referred to as the “Shares”) in Seadrill Hungary Kft. (“Seadrill Hungary”).

(P)	Seadrill Hungary is the owner of the drilling rig named “West Sirius” (the “Rig”).

(Q)	The Rig is financed under a USD 1,500,000,000 Amended and Restated Senior Secured Credit Facility Agreement originally dated 30 June 2009, as amended by a first amendment and restatement agreement dated 3 September 2010 and a second amendment and restatement agreement dated 15 October 2012 (as amended, the “Loan Agreement”) made among (1) the Lender, as borrower, (2) Seadrill Hungary and the other rig owners, internal charterers, and other guarantors set forth on Schedule 2 thereto, as joint and several guarantors, (3) the banks and financial institutions set forth on Schedule 1 thereto, together with their assignees and transferees (the “Banks”), (4) Eksportkreditt Norge AS, as the ECA Lender, (5) Nordea Bank Norge ASA, as the Agent (the “Agent”), and (6) the bookrunners, mandated lead arrangers and hedge counterparties named therein.

(R)	Seadrill Hungary has, as per Clause 20 of the Loan Agreement, guaranteed (the “Guarantee”) the obligations and liabilities of the Borrower (as defined in the Loan Agreement) under the Finance Documents (as defined in the Loan Agreement, hereinafter the “Finance Documents”) (the “Secured Obligations”).

(S)	Seadrill Hungary has further provided security for the Secured Obligations by way of (i) a first priority mortgage over the Rig, (ii) a first priority assignment of its earnings, charterparties and insurances and (iii) a first priority assignment of its earnings accounts (collectively, the “Security Documents”).

(T)	Seadrill Partners LLC (the “MLP”) owns 51% of the limited liability company interests in the Borrower.

(U)

Pursuant to the following series of transactions (the “Restructuring”) provided for in the contribution, purchase and sale agreement, as amended (the “CSPA”), entered into among the Lender, the Borrower, the MLP and certain other affiliates of the Lender, the Borrower will become the owner of all of the Shares: (i) the Lender will sell 36.08099% of the Shares to the MLP for a purchase price consisting of a cash payment of USD 213.56 million and the issuance by the MLP to the Lender of a promissory discount note with an initial issue amount of USD 70.0 million, and the MLP will contribute the Shares so purchased to the Borrower, (ii) the Lender will contribute 34.6660% of the Shares to the Borrower, and (iii) the Lender will sell the remaining 29.2531% of the Shares to the Borrower for a purchase price consisting of the issuance by the Borrower to the Lender of a promissory discount note with an initial issue amount of USD 229.9 million.

(V)	The Lender has, as per the terms of the Loan Agreement, requested the consent of the Banks to the Restructuring and, in so doing, also requested that the terms of the Finance Documents be amended and supplemented to reflect the revised ownership structure of Seadrill Hungary, such amendments being set out in third amendment and restatement agreement to the Loan Agreement dated on or about the date of this Agreement (the “Amendment Agreement”) whereby the Loan Agreement will be amended and restated in the form set out in schedule 2 to the Amendment Agreement (the “Amended Facility Agreement”).

(W)	An additional change to the terms of the Loan Agreement and the Security Documents requested by the Parties to be reflected in the Amendment Agreement and the Amended Facility Agreement is a limitation of Seadrill Hungary’s obligations under the Guarantee to such part of the principal outstanding under the Finance Documents as is attributable to the Rig together with a corresponding part of any and all interest, fees, costs and expenses payable by the Lender to the Banks and the Agent thereunder from time to time and a corresponding limitation in the amount secured by the Security Documents.

(X)	The Lender and the Agent (on behalf of the Banks) have, based on the aggregate market value of the drilling rigs securing the amount outstanding under the Loan Agreement, agreed, in order to accommodate the request referred to in Recital (I), that Seadrill Hungary’s pro rata “share” of the obligations of the Lender and the other Obligors under the Loan Agreement is 29.3617% (the “Rig’s Portion”).

(Y)	Pursuant to the terms of the Amendment Agreement and the Amended Facility Agreement, the Borrower shall execute in favour of the Security Agent a replacement share charge in substantially the same form as the share charge previously executed by the Lender in respect of the shares in Seadrill Hungary (the “New Share Charge”).

(Z)	References in this Agreement to the Loan Agreement, the Security Documents and/or the Finance Documents shall, unless otherwise specified, be to the Loan Agreement, the Security Documents and/or the Finance Documents as amended by the Amendment Agreement and the Amended Facility Agreement, as applicable, and as subsequently amended from time to time.

(AA)	USD 220.1 million of the amount currently outstanding under the Loan Agreement was drawn by the Lender and applied to finance the Rig (such outstanding amount, the “West Sirius Principal”).

NOW THEREFORE, it is hereby agreed as follows:-

19.	the loan

(a)	The Lender and the Borrower hereby agree that the West Sirius Principal shall be deemed to be outstanding as a long term shareholder loan to the Borrower on the terms set forth herein (the outstanding principal amount of which at any time shall be referred to as the “Loan” in the following).

20.	the consideration

(a)	The Borrower acknowledges and agrees, for itself and Seadrill Hungary, as applicable, that, after giving effect to the Restructuring:

(iv)	Seadrill Hungary shall continue to provide the Guarantee as security for the Secured Obligations on the terms set forth in Clause 3 below;

(v)	Seadrill Hungary shall continue to provide the security set forth in the Security Documents for the Secured Obligations on the terms set forth in Clause 4 below; and

(vi)	The Borrower shall compensate the Lender as per the principles set forth in Clause 5 below.

(b)	Further, the Borrower agrees to cause Seadrill Hungary to become party to such further amendments to the Loan Agreement and the Security Documents as shall be required by the Lender to document the terms which shall apply to the amount outstanding thereunder following the completion of the Restructuring.

21.	the guarantee

(a)	The Borrower undertakes to cause Seadrill Hungary to continue to provide the Guarantee on the terms currently in effect notwithstanding the completion of the Restructuring.

(b)	The Lender and the Borrower agree that Seadrill Hungary’s continuation of the Guarantee following the completion of the Restructuring is subject to the Loan Documents being modified to make it express that its obligations thereunder are limited to the Rig’s Portion of the amount from time to time outstanding under the Finance Documents. This limitation shall be reflected in the Amended Facility Agreement.

(c)	The Lender undertakes to procure the release of Seadrill Hungary from its obligations under the Guarantee as and when all amounts outstanding under the Finance Documents have been repaid.

22.	the security

(a)	The Borrower undertakes to cause Seadrill Hungary to continue to provide the security set forth in the Security Documents on the terms currently in effect notwithstanding the completion of the Restructuring.

(b)	The Lender and the Borrower agree that Seadrill Hungary’s continuation of the security set forth in the Security Documents following the completion of the Restructuring is subject to the Loan Documents being modified to make it express that the amount secured thereby is limited to the Rig’s Portion of the amount from time to time outstanding under the Finance Documents. This limitation shall be documented as prescribed in the Amended Facility Agreement in amendments to each of the Security Documents or, as the case may be, new security documents replacing the same.

(c)	The Lender procures that all of the security provided by Seadrill Hungary under the Security Documents or any new security documents to be provided by Seadrill Hungary shall be released (and the recordation of the security interest in favour of the Banks terminated) upon the repayment by the Lender of all amounts outstanding under the Finance Documents.

23.	compensation

(a)	The Borrower agrees to pay, on the due dates for payment therefor set forth in the Loan Agreement, such part of the accrued interest, fees, costs and expenses payable by the Lender pursuant to the Loan Agreement as corresponds to the West Sirius Principal.

(b)	All such payments shall be made directly to the Agent (for the account of the Lender) at such dates and in such form as complies with the terms of the Loan Agreement.

The Lender shall keep the Borrower fully informed of the relevant payment dates and amounts as per the above.

The Borrower shall confirm to the Lender that each payment as aforesaid is made by providing the Lender with a copy of the relevant transfer documentation reflecting the amount paid and the date of payment.

24.	repayment

(a)	The Borrower agrees to pay such part of the instalments due from the Lender to the Banks under the Loan Agreement as corresponds to the West Sirius Principal.

(b)	Such instalments shall be made directly to the Agent (for the account of the Lender) at such dates and in such form as complies with the provisions of the Loan Agreement.

The Lender shall keep the Borrower advised of each payment date for instalments under the Loan Agreement and the amount due as per the above.

The Borrower shall advise the Lender of all payments made as per the above.

(c)	The Borrower shall, in the event:

(iii)	an event of default (howsoever described) occurs under the Loan Agreement and the Agent, on this basis, accelerates the Lender’s payment obligations thereunder; or

(iv)	a mandatory prepayment obligation (as prepayment in part or in full) occurs under the Loan Agreement;

repay the Loan in full by making payment directly to the Agent (for the account of the Lender) in accordance with the provisions set forth in Clause 6.1.

(d)	Subject to Clause 9, the Borrower shall, upon 10 days’ written notice, be entitled to prepay the Loan in full, provided that a corresponding amount is due and payable as a voluntary prepayment by the Lender under the Loan Agreement.

Such prepayment shall be made directly to the Agent (for the account of the Lender) in accordance with the provisions set forth in Clause 6.1 above.

(e)	Any release of the Borrower and Seadrill Hungary from its obligations under the Guarantee and/or the Security Documents following prepayment as per Clause 6.3 or Clause 6.4 shall be subject to the prior written consent of the Banks to the same being done with such effect.

(f)	Any payments made by the Borrower hereunder to the Lender purporting to reduce the principal amount of the Loan shall, until Seadrill Hungary has been released from the Guarantee, not take effect (but be considered a short term, subordinated loan to the Lender) if made in any manner other than as described in Clauses 6.1 to 6.4 above.

25.	payments

(a)	The Borrower shall make all payments due hereunder to the Lender or, as the case may be, the Banks, free from all deductions, set-off, counterclaim or other deduction whatsoever save as may be required by applicable law.

(b)	If the Borrower is required by law to make a payment that is subject to the deduction or withholding of taxes, the sum payable by the Borrower (in respect of which such deduction or withholding is required to be made) shall be increased to the extent necessary to ensure that the Banks and/or the Lender (as the case may be) receives a sum net of any deduction or withholding equal to the sum which it would have received had no such deduction or withholding been made or required to be made.

(c)	The Parties acknowledge that the Lender may decide to meet its obligations under the Loan Agreement by utilising other funds and revenue than such as will be due from the Borrower to the Lender hereunder. The Borrower shall, in such event, be immediately notified thereof, such notice specifying how the Loan (or any part thereof) shall be serviced and repaid in the alternative.

The Borrower acknowledges that such a decision by the Lender will not influence the Borrower’s or Seadrill Hungary’s respective obligations under the Guarantee or the Security Documents.

26.	Security

(a)	The obligations of the Borrower hereunder to Lender will not be secured by any mortgage, pledge or other security.

27.	Status of the loan

(a)	The Loan shall rank pari passu with all other ordinary debt of the Borrower, but shall be subordinated in all respects to, and rank after, (i) the Borrower’s obligations under the Guarantee and the Security Documents and (ii) the Borrower’s obligations as a guarantor with respect to the two USD 275,000,000 Amended and Restated Senior Term Loan and Revolving Credit Facility Agreements (and related Amended and Restated Common Terms Agreement), each dated 10 October 2012.

28.	Default

(a)	Each of the events or circumstances set out below constitutes an event of default (“Event of Default”):

(v)	the Borrower fails to pay any sum payable under this Agreement when due unless its failure to pay is caused by administrative or technical error and payment is made within three business days of the due date;

(vi)	the Borrower fails to comply with any of its obligations under this Agreement or any Finance Document;

(vii)	the Borrower becomes insolvent, is unable or admits inability to pay its debts as they fall due, suspends making payments on any of its debts or, by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors with a view to rescheduling any of its indebtedness; or

(viii)	any corporate action, legal proceedings or other procedure or step is taken in relation to bankruptcy or insolvency proceedings in respect of the Borrower, the winding up or dissolution of the Borrower (save for the purposes of a solvent reorganization), the enforcement of security over any of the Borrower’s assets or any enforcement of any debts of the Borrower.

(b)	On and at any time after the occurrence of an Event of Default the Lender may, by notice to the Borrower:

(iii)	declare the Loan, together with accrued interest, and all other amounts accrued or outstanding under this Agreement to be immediately due and payable, whereupon they shall become immediately due and payable; and/or

(iv)	exercise any or all of its rights, remedies and powers under this Agreement or otherwise.

29.	Miscellaneous

(a)	The Borrower acknowledges for itself and for Seadrill Hungary that their respective obligations to the Banks and the Agent under the Guarantee and/or the Security Documents, as the case may be, will remain irrespective of the terms set forth herein and/or the Borrower’s compliance with the same.

(b)	The express provisions in this Agreement shall be without prejudice to any other rights and remedies available to the Lender by law.

(c)	No failure or delay by the Lender in exercising any right under the terms of this Agreement shall act as a waiver hereof.

30.	New share charge

(a)	As consideration for the Restructuring, the Borrower agrees to provide the New Share Charge as security for the Secured Obligations.

(b)	The Lender undertakes to procure the release of the Borrower from its obligations under the New Share Charge as and when all amounts outstanding under the Finance Documents have been repaid.

31.	Indemnity

(a)	The Lender undertakes to indemnify and hold harmless each of the Borrower and Seadrill Hungary against any liability incurred by them under the Guarantee, the Security Documents or the New Share Charge.

(b)	Subject to Clause 13.3, the Lender shall be entitled to set off any claim (by either of the Borrower or Seadrill Hungary) for indemnification pursuant to Clause 13.1 against any claim it may have against either of the Borrower or Seadrill Hungary, including but not limited to under this Agreement or the CSPA.

(c)	Any claims for indemnification pursuant to Clause 13.1 shall rank pari passu with all other ordinary debt of the Lender, but shall be subordinated in all respects to, and rank after, the Lender’s obligations under the Finance Documents.

32.	GOVERNING LAW

(a)	This Agreement shall be governed by and construed in accordance with Norwegian law.

(b)	The Parties submit to the non-exclusive jurisdiction of the courts of Oslo, Norway in respect of any dispute arising out of this Agreement.

For and on behalf of SEADRILL LIMITED Signature: Name in block letters: Robert Hingley-Wilson Title: Authorized Person	For and on behalf of SEADRILL CAPRICORN HOLDINGS LLC Signature: Name in block letters: Amy Lindemann Title: Attorney-in-Fact